Exhibit 99.1

Dragonfly Energy Announces Proposed Public Offering of Common Stock and

Pre-Funded Warrants

RENO, Nev. (October 15, 2025) — Dragonfly Energy Holdings Corp. (“Dragonfly Energy” or the “Company”) (Nasdaq: DFLI), an industry leader in energy storage and battery technology, today announced that it has commenced an underwritten public offering of shares of its common stock and, in lieu of common stock to investors who so choose, pre-funded warrants to purchase shares of its common stock. In addition, Dragonfly Energy expects to grant the underwriter a 30-day option to purchase up to an additional 15% of the securities to be sold in the proposed offering at the public offering price for the common stock, less underwriting discounts and commissions. All shares of common stock and pre-funded warrants are being offered by Dragonfly Energy. The proposed offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed, or the actual size or terms of the proposed offering.

Canaccord Genuity is acting as the sole bookrunner for the proposed offering.

Dragonfly Energy intends to use the net proceeds from the proposed offering for working capital and other general corporate purposes, including the prepayment of $45 million of outstanding indebtedness under its term loan agreement in connection with a proposed restructuring of the Company’s outstanding indebtedness, continued investments in initiatives intended to drive near term revenue, and continued strategic investment in next generation battery technologies, including scaling the dry electrode process and its application to solid-state batteries.

The proposed offering is being made pursuant to a shelf registration statement on Form S-3 (File No. 333-275559) that was declared effective by the Securities and Exchange Commission (“SEC”) on November 24, 2023. A preliminary prospectus supplement and accompanying prospectus relating to the proposed offering will be filed with the SEC and will be available for free on the SEC’s website, located at www.sec.gov. Copies of the preliminary prospectus supplement and the accompanying prospectus relating to the proposed offering may be obtained, when available, from Canaccord Genuity LLC, Attention: Syndication Department, One Post Office Square, Suite 3000, Boston, Massachusetts 02109, or by telephone at (617) 371-3900, or by email at prospectus@cgf.com.

This press release does not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of that state or jurisdiction.

About Dragonfly Energy

Dragonfly Energy Holdings Corp. is a comprehensive lithium battery technology company, specializing in cell manufacturing, battery pack assembly, and full system integration. Through its renowned Battle Born Batteries® brand, Dragonfly Energy has established itself as a frontrunner in the lithium battery industry, with hundreds of thousands of reliable battery packs deployed in the field through top-tier OEMs and a diverse retail customer base. At the forefront of domestic lithium battery cell production, Dragonfly Energy’s patented dry electrode manufacturing process can deliver chemistry-agnostic power solutions for a broad spectrum of applications, including energy storage systems, electric vehicles, and consumer electronics. The Company’s overarching mission is the future deployment of its proprietary, nonflammable, all-solid-state battery cells.

To learn more about Dragonfly Energy and its commitment to clean energy advancements, visit investors.dragonflyenergy.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical statements of fact and statements regarding the Company’s intent, belief or expectations, including, but not limited to, statements about the Company’s expectations regarding the completion, timing and size of its public offering and the anticipated use of proceeds therefrom. Some of these forward-looking statements can be identified by the use of forward-looking words, including “may,” “should,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “plan,” “targets,” “projects,” “could,” “would,” “continue,” “forecast” or the negatives of these terms or variations of them or similar expressions. Words such as “believe,” “anticipate,” “plan,” “expect,” “intend,” “may,” “goal,” “potential” and similar expressions are intended to identify forward-looking statements, though not all forward-looking statements necessarily contain these identifying words. Among the factors that could cause actual results to differ materially from those indicated in the forward-looking statements are risks and uncertainties associated with market conditions, the proposed restructuring of the Company’s outstanding indebtedness and the satisfaction of customary closing conditions related to the proposed offering, as well as risks and uncertainties associated with the Company’s business and finances in general, including the risks and uncertainties in the section captioned “Risk Factors” in the preliminary prospectus supplement related to the proposed offering that will be filed with the SEC, the Company’s most recently filed Annual Report on Form 10-K and subsequently filed Quarterly Reports on Form 10-Q. There can be no assurances that we will be able to complete the proposed offering on the anticipated terms, or at all. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and the Company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date of this press release.

Investor Relations:

Eric Prouty

Szymon Serowiecki

AdvisIRy Partners

DragonflyIR@advisiry.com